EXHIBIT FS









                                    2DoTrade
                         (A Development Stage Company)

                                  Balance Sheet
                                     as of
                                December 31, 2000

                                      and

                              Statements of Income,
                      Changes in Stockholder's Equity, and
                                   Cash Flows
                                 for the period
                      November 3, 2000 (Date of Inception)
                                    through
                                December 31, 2000







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                               TABLE OF CONTENTS
                               -----------------





                                                                       PAGE
                                                                       ----

Independent Auditor's Report                                             1

Balance Sheet                                                            2

Income Statement                                                         3

Statement of Changes in Stockholder's Equity                             4

Statement of Cash Flows                                                  5

Notes to Financial Statements                                            6
See accompanying notes to financial statements.



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G. BRAD BECKSTEAD
Certified Public Accountant
                                                   330 E. Warm Springs
                                                   Las Vegas, NV 89119
                                                   702.528.1984
                                                   425.928.2877 efax

                       INDEPENDENT AUDITOR'S REPORT


February 26, 2001

Board of Directors
2DoTrade
Carson City, NV

I have audited the Balance Sheet of 2DoTrade (a Nevada corporation) (a Development Stage Company), as of December 31, 2000, and the related Statements of Income, Changes in Stockholder's Equity, and Cash Flows for the period November 3, 2000 (Date of Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2DoTrade, (A Development Stage Company), as of December 31, 2000, and the results of its operations and its cash flows for the period from November 3, 2000 (Date of Inception) to December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



G. Brad Beckstead, CPA

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                                   2DoTrade
                        (a Development Stage Company)
                                 Balance Sheet

                                                                "December 31,"
                                                                    2000
Assets

Current assets:
        Cash and equivalents                                     $        26
                                                                 -----------

        Total current assets                                              26
                                                                 -----------
                                                                 $        26
                                                                 ===========


Liabilities and Stockholders' Equity

Liabilities                                                      $        -
                                                                 ----------

Stockholders' Equity:
        Preferred stock, $0.001 par value, 5,000,000
                shares authorized, no shares issued and
                outstanding                                               -
        Common stock, $0.001 par value, 16,000,000
                shares authorized, 16,000,000 shares issued
                and outstanding                                      16,000
        Additional paid-in capital                                       33
        Deficit                                                     (16,007)
                                                                 -----------
                        Total stockholders' equity                       26
                                                                 -----------

Total Liabilities and Stockholder's Equity                       $       26
                                                                ===========


  The accompanying Notes are an integral part of these financial statements

                                   2DoTrade
                        (a Development Stage Company)
                               Income Statement


                                                            November 3, 2000
                                                           (date of inception)
                                                             to December 31,
                                                                  2000
                                                           ------------------


Revenue                                                    $                -
                                                           ------------------

Expenses:
        General and administrative                                          7
        Stock issued for contract                                      16,000
                                                           -------------------
        Total expenses                                                 16,007
                                                           -------------------


Net loss                                                   $          (16,007)
                                                           ===================

Weighted average number of common
        shares outstanding                                         16,000,000
                                                           ===================
Net loss per share                                         $            (0.00)
                                                           ===================





The accompanying Notes are an intergral part of these financial statements.

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                                   2DoTrade
                          (a Development Stage Company)
                  Statement of Changes in Stockholders' Equity
                                For the Period
            November 3, 2000 (Date of Inception) to December 31, 2000


                                                                        Deficit
                                                                        Accumulated
                                Common Stock          Additional        During        Total
                                ------------          Paid-in           Development   Stockholders'
                           Shares          Amount     Capital           Stage         Equity
                        ----------     ----------     --------          ----------    ------------
November 2000
 Issued for contract    16,000,000      $  16,000     $                 $             $    16,000

December 2000
 Contributed capital                                      33                                   33

Net loss
 November 3, 2000
 (inception) to
 December 31, 2000                                                        (16,007)        (16,007)
                        ----------     ----------    ---------          ----------    ------------
 Balance as of
 May 31, 2000           16,000,000     $   16,000     $   33            $ (16,007)    $        26
                        ==========     ==========    =========          ==========    ============






 The accompanying Notes are an integral part of these financial statements.

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                                 2DoTrade
                       (a Development Stage Company)
                          Statement of Cash Flows


                                                             November 31, 2000
                                                            (date of inception)
                                                              to December 31,
                                                                   2000
                                                            -------------------
Cash flows from operating activities
------------------------------------
Net loss                                                    $        (16,007)
Stock issued for contract                                             16,000
Adjustments to reconcile net income to net cash used
  by operating activities:
                                                            -------------------
Net cash used by operating activities                                     (7)
                                                            -------------------


Net cash provided (used) by investing activities                           -
                                                            -------------------

Cash flows from financing activities
------------------------------------
  Donated capital                                                         33
                                                            -------------------
Net cash provided by financing activities                                 33
                                                            -------------------

Net (decrease) increase in cash                                           26
Cash - beginning                                                           -
                                                            -------------------
Cash - ending                                                    $        26
                                                            ===================

Supplemental disclosures:
        Interest paid                                            $         -
                                                            ===================
        Income taxes paid                                        $         -
                                                            ===================


Non-cash transactions:
Number of shares issued for contract                              16,000,000
                                                            ===================
        Value of shares issued for contract                      $    16,000
                                                            ===================



The accompanying Notes are an integral part of these financial statements.

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                                   2DoTrade
                         (A Development Stage Company)
                                    Notes


Note 1 - History and organization of the company

The Company was organized on November 3, 2000 (Date of Inception) under the laws of the State of Nevada, as 2DoTrade. The Company has limited operations, and in accordance with SFAS #7, the Company is considered a development stage company.

Note 2 - Accounting policies and procedures

Accounting policies and procedures have not been determined except as follows:

Accounting method
-----------------

	The Company reports income and expenses on the accrual method.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2000.

Reporting on the costs of start-up activities
---------------------------------------------

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share
--------------

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of December 31, 2000, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends
---------

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Year end
--------

The Company has adopted December 31 as its fiscal year end.

Note 3 - Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. There is no provision for income taxes for the period ended December 31, 2000 due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations.

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Note 4 - Stockholder's equity

The Company is authorized to issue 16,000,000 shares of its $0.001 par value common stock.

On November 8, 2000, the Company issued 16,000,000 shares of its $0.001 par value common stock in exchange for a commodities trading contract (see Note 8 below) valued at $16,000. Of the total received, $16,000 represents common stock, and there is no additional paid-in capital.

During December 2000, a director of the Company donated $33 cash to open a bank account. The entire $33 is considered additional paid-in capital.

There have been no other issuances of common stock or preferred stock.

Note 5 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

Note 6 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 8 - Commitments

On November 8, 2000, the Company entered into a Commodities Trading Agreement (hereinafter referred to as "the Agreement") with The London Diamond Guild, Ltd. (hereinafter referred to as "the Guild"), whereby the Guild assigned to the Company 21 individual agreements to supply various commodities to various African countries, in consideration for 16,000,000 shares of the Company's $.001 par value common stock valued at $16,000. The 16,000,000 shares are to be allocated to individuals of the Guild syndication on a pro-rata basis. The $16,000 value is considered compensation to the individuals, and is appropriately expensed by the Company as such.

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